Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statements Nos. 33-90820, 33-90822, 333-42685 and 333-47591 of PennFed Financial Services, Inc.
on Forms S-8, and Registration Statement No. 333-20499 of PennFed Financial Services, Inc. on Form S-3 of our reports dated September 11, 2006, relating to the consolidated statements of financial condition of PennFed Financial Services, Inc. and Subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years then ended, management's assessment of the effectiveness of internal control over financial reporting as of June 30, 2006, and the effectiveness of internal control over financial reporting as of June 30, 2006, which reports are included in the June 30, 2006 Annual Report on Form 10-K of PennFed Financial Services, Inc.



/s/ KPMG LLP
Short Hills, New Jersey
September 13, 2006